Exhibit 32.1

                       INKINE PHARMACEUTICAL COMPANY, INC.


                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


        In connection with the Quarterly Report of InKine Pharmaceutical Company, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leonard S. Jacob, M.D., Ph.D., Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: October 31, 2003                      /s/ Leonard S. Jacob, M.D., Ph.D.
                                            ---------------------------------
                                            Leonard S. Jacob, M.D., Ph.D.
                                            Chairman of the Board and
                                            Chief Executive Officer


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